UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of PositiveID Corporation (the “Company”) contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company has been funded historically with convertible debt instruments with a group of lenders (the “Lenders”). As of March 31, 2018, the balance of short-term convertible debt and accrued interest, net of discounts and premiums, on the Company’s balance sheet was $6,652,000. On or about July 23, 2018, via phone calls with principals from the three largest of the Lenders (who hold approximately 90% of the Company’s outstanding convertible debt) to the Company’s chief executive officer, the Lenders informed the Company that they will no longer fund the Company’s funding requirements. As a result, on July 24, 2018, the Company terminated all eleven (11) of its full-time employees and its one consultant. The Company is no longer accruing compensation to these employees and the consultant and does not expect to incur material charges related to these terminations under U.S. generally accepted accounting principles.

As of July 25, 2018, none of the Company’s convertible debt has been accelerated. The Company expects, however, that within one (1) month, due to the Company’s liquidity and capitalization deficiencies and associated impacts, one or more events of default under the terms of the Company’s convertible debt agreements will occur. At that point, all of the principal and interest and default fees will be immediately due and payable.

In connection with the Company’s lenders informing the Company that they will no longer fund the Company’s funding requirements, the Company’s management and Board of Directors has committed the Company to selling its wholly-owned subsidiary Thermomedics, Inc. (“Thermomedics”) and to selling its majority-owned subsidiary ExcitePCR Corporation (“ExcitePCR”). If one or both of these subsidiaries are sold, there may, depending on the sale prices, be material charges for impairment to one or more of the Company’s assets related to the sales. The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charges expected to be incurred in connection with these activities.

The Company has contacted parties who have shown interest in ExcitePCR and Thermomedics, as well as other interested parties, to seek a potential acquiror for both ExcitePCR and Thermomedics. While the Company will use its best efforts to maximize the value of its assets, there are currently no firm commitments to purchase either subsidiary, or for any additional financings, and no assurances can be given that the Company will be able to raise the necessary capital to continue its operations and execute its business plan.

Item 2.06 Material Impairments.

The information set forth in Item 2.04 of this Report is incorporated by reference into this Item 2.06.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: July 25, 2018	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer